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                                                                    EXHIBIT 23.1

                        [HJ & ASSOCIATES, LLC LETTERHEAD]


December 10, 2001

ZiaSun Technologies, Inc.
Board of Directors
5252 North Edgewood Dr., Suite 325
Provo, UT 84604

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of our report dated March 25, 2000 for ZiaSun Technologies, Inc. in the Form 8-K Current Report of INVESTools Inc.


/s/ HJ & ASSOCIATES, LLC
------------------------
HJ & ASSOCIATES, LLC
(Formerly Jones, Jensen & Company)
Certified Public Accountants.